Ann T. Scott 303-460-3537, ascott@ball.com Bradford Walton 415-254-7168, Bradford.Walton@ball.com
News Release For Immediate Release www.ball.com	Investor Contact: Brandon Potthoff 303-460-2120, bpotthof@ball.com Media Contact: Jennifer Livingston 720-693-4743, jennifer.livingston@ball.com

Ball Reports Strong First Quarter 2026 Results

● ● ● ● ● ● ● ● ●

Highlights

●First quarter U.S. GAAP total diluted earnings per share of 77 cents vs. 63 cents in 2025
●First quarter comparable diluted earnings per share of 94 cents vs. 77 cents in 2025, an increase of 22.1%
●First quarter comparable operating earnings of $387 million vs. $352 million in 2025, an increase of 9.9%
●Global aluminum packaging shipments increased 0.8% in the first quarter
●On track to return at least $800 million through share buybacks and dividends to shareholders by year-end
●In 2026, expect comparable diluted earnings per share growth of 10-plus percent and free cash flow greater than $900 million
●Focused on advancing sustainable aluminum packaging while driving 10-plus percent comparable diluted EPS growth, increasing EVA, generating strong free cash flow, and sustaining long-term value creation in 2026 and beyond

WESTMINSTER, Colo., May 5, 2026 – Ball Corporation (NYSE: BALL) today reported first quarter 2026 results.

U.S. GAAP Financial Performance

On a U.S. GAAP basis, the company reported first quarter 2026 net earnings attributable to the corporation of $205 million or total diluted earnings per share of 77 cents, on sales of $3.60 billion, compared to $179 million net earnings attributable to the corporation, or total diluted earnings per share of 63 cents, on sales of $3.10 billion in 2025.

Non-GAAP Financial Performance

Ball’s first quarter 2026 comparable net earnings were $251 million, or 94 cents per diluted share compared to $219 million, or 77 cents per diluted share in 2025.

“Ball delivered strong first-quarter results, growing comparable EPS more than 20 percent versus the first quarter of 2025. Higher volumes and operating earnings were driven by our solid financial position, streamlined operating model and disciplined growth strategy. While we remain vigilant amid the current geopolitical and macroeconomic environment, we are well-positioned to execute and achieve our 2026 objectives. Continued operational excellence, coupled with investments in innovation and sustainability, supports manufacturing efficiency, customer success and long-term value creation for shareholders,” said Ron Lewis, chief executive officer.

First-quarter 2026 and 2025, results reflect changes to the company’s segment reporting structure implemented to better align with segment leadership and how the business is managed. As a result, plants previously included in the beverage packaging, other non-reportable segment are now reported within the beverage packaging, EMEA segment. In addition, the company updated its measures of profitability, comparable operating earnings and comparable net earnings, to better align with how management evaluates segment performance and allocates resources. These updates are intended to more clearly distinguish operating performance at the segment level from corporate-level financing decisions, improving transparency, accountability, and alignment with how management evaluates performance and allocates capital.

Details of reportable segment comparable operating earnings, business consolidation and other activities, business segment descriptions and other non-comparable items can be found in the notes to the unaudited condensed consolidated financial statements that accompany this news release. References to volume data represent units shipped.

Beverage Packaging, North and Central America

Beverage packaging, North and Central America, segment comparable operating earnings for first quarter 2026 were $205 million on sales of $1.78 billion compared to $200 million on sales of $1.46 billion during the same period in 2025. First quarter sales reflect higher volume and price/mix, primarily attributable to higher aluminum prices.

First quarter segment comparable operating earnings increased year-over-year due primarily to higher volume and price/mix, partially offset by higher costs. Year-over-year first quarter segment volume increased low-single digit percent.

Beverage Packaging, EMEA

Beginning this quarter, results for the acquired Benepack business, including two production facilities located in Belgium and Hungary, have been included in the Beverage Packaging, EMEA segment as of the acquisition date in January 2026. In addition, current and historical quarterly results for the company’s existing facilities in Mumbai, India, Sri City, India and Yangon, Myanmar, as well as results from the former Saudi Arabian business, have been reclassified into the segment.

Beverage packaging, EMEA, segment comparable operating earnings for first quarter 2026 were $134 million on sales of $1.11 billion compared to $111 million on sales of $958 million during the same period in 2025. First quarter sales reflect higher year-over-year shipments and currency translation.

First quarter comparable operating earnings reflect higher volume and currency translation. Year-over-year first quarter segment volume increased low-single digit percent.

Beverage Packaging, South America

Beverage packaging, South America, segment comparable operating earnings for first quarter 2026 were $67 million on sales of $585 million compared to $67 million on sales of $544 million during the same period in 2025. First quarter sales reflect higher prices, primarily attributable to higher aluminum prices, partially offset by lower volume.

First quarter segment comparable operating earnings were flat year-over-year driven by higher price/mix, offset by higher costs and lower volume. Year-over-year first quarter segment volume decreased mid-single digit percent.

Non-reportable

Non-reportable is comprised of undistributed corporate expenses and the results of the company’s global personal & home care business.

On March 21, 2025, Ball closed on a transaction for the aluminum cups business, which resulted in Ball deconsolidating the business. The financial results of the aluminum cups business are presented in other non-reportable through the date of the transaction.

On August 27, 2025, the company sold 41 percent of its 51 percent ownership interest in Ball United Arab Can Manufacturing Company, which resulted in Ball deconsolidating the business and retaining a 10 percent ownership interest. The financial results of the Saudi Arabian business are presented in other non-reportable through the date of the transaction.

First quarter results reflect lower year-over-year undistributed corporate expenses.

Outlook

“Our global business remains resilient, supported by passthrough mechanisms that continue to perform as intended in a dynamic environment. We remain on track to deliver our free cash flow objectives for the year, driven by business performance and our strong financial position. This performance supports our expectation to return at least $800 million to shareholders in 2026, while maintaining the flexibility to invest in long-term, sustainable EVA growth projects. Our strong financial foundation remains central to delivering consistent returns and long-term value,” said Dan Rabbitt, senior vice president and chief financial officer.

“Our strategy is anchored in long-term value creation: partnering closely with customers, fostering a empowered and engaged workforce, and driving profitable growth through disciplined execution. Enabled by the Ball Business System, this approach supports consistent performance. We remain confident in the growth of aluminum packaging, and, through our EVA-driven framework, in our ability to deliver our long-term target of greater than 10 percent annual EPS growth while continuing to return significant value to shareholders,” Lewis said.

About Ball Corporation

Ball Corporation (NYSE: Ball) is the global leader in sustainable aluminum packaging solutions, serving a robust portfolio of customers in the beverage, personal care and household products industries. With 16,000 employees in more than 70 manufacturing plants and facilities worldwide, Ball reported 2025 net sales of $13.16 billion. For more information, visit www.ball.com, or connect with us on LinkedIn or Instagram.

Conference Call Details

Ball Corporation (NYSE: BALL) will hold its first quarter 2026 earnings call today at 6:30 a.m. Mountain Time (8:30 a.m. Eastern). The North American toll-free number for the call is +1 877-497-9071. International callers should dial +1 201-689-8727. Please use the following URL for a webcast of the live call:

Ball Corporation First Quarter 2026 Earnings Call

For those unable to listen to the live call, a webcast replay and written transcript of the call will be posted within 48 hours of the call's conclusion to Ball's website at www.ball.com/investors under "news & presentations."

Forward-Looking Statement

This release contains "forward-looking" statements concerning future events and financial performance. Words such as "expects," "anticipates," "estimates," “will,” “believe,” “continue,” “goal” and similar expressions typically identify forward looking statements, which are generally any statements other than statements of historical fact. For example, the forward-looking statements in this news release include statements relating to our plans, strategies, objectives, commitments and guidance. Such statements are based on current expectations or views of the future and are subject to risks and uncertainties, which could cause actual results or events to differ materially from those expressed or implied. You should therefore not place undue reliance upon any forward-looking statements, and they should be read in conjunction with, and qualified in their entirety by, the cautionary statements referenced below. Ball undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Key factors, risks and uncertainties that could cause actual outcomes and results to be different are summarized in filings with the Securities and Exchange Commission, including Ball's Form 10-K, which are available on Ball's website and at www.sec.gov. Additional factors include among others: supply and demand constraints, fluctuations and changes in consumption patterns; availability/cost of raw materials, equipment, and logistics; competitive packaging, pricing and substitution; power and supply chain interruptions; customer and supplier consolidation; changes in major customer or supplier contracts or loss of a major customer or supplier; inability to pass-through increased costs; footprint adjustments and other manufacturing changes, including the opening and closing of facilities and lines; failure to achieve synergies, productivity improvements or cost reductions; war, political instability, sanctions, and other uncertainties surrounding geopolitical events and governmental policies including relating to the situation in Russia and Ukraine and its impact on Ball’s operations in Europe, the Middle East and Africa regions; changes in foreign exchange or tax rates; tariffs, trade actions, or other governmental actions; unfavorable mandatory deposit or packaging laws; regulatory actions or issues including those related to tax, environmental regulation, social and governance reporting, competition, health and workplace safety, including governmental actions or public concerns affecting products filled in Ball’s containers, or chemicals or substances used in raw materials or in the manufacturing process; changes in climate and weather and related events such as drought, wildfires, storms, hurricanes, tornadoes and floods; the extent to which sustainability-related opportunities arise and can be capitalized upon; changes in senior management, succession, and the ability to attract and retain skilled labor; strikes; disease; pandemic; labor cost changes; technological developments and innovations; the ability to manage cyber threats; litigation; inflation; pension changes; changes in the rates of return on assets of Ball’s defined benefit retirement plans; reduced cash flow; interest rates affecting Ball’s debt; successful or unsuccessful joint ventures, acquisitions and divestitures, and their effects on Ball’s operating results and business generally.

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Ball Corporation

Condensed Financial Statements (First Quarter 2026)

Unaudited Condensed Consolidated Statements of Earnings

	Three Months Ended
	March 31,
($ in millions, except per share amounts)	2026	2025

Net sales	$3,603	$3,097

Cost of sales (excluding depreciation and amortization)	(2,957)	(2,493)
Depreciation and amortization	(159)	(150)
Selling, general and administrative	(150)	(149)
Business consolidation and other activities	(11)	(13)
Interest income	10	7
Interest expense	(78)	(70)

Earnings before taxes	258	229
Tax (provision) benefit	(62)	(53)
Equity in results of affiliates, net of tax	9	5
Earnings from continuing operations	205	181
Discontinued operations, net of tax	—	(2)

Net earnings	205	179

Net earnings attributable to noncontrolling interests, net of tax	—	—

Net earnings attributable to Ball Corporation	$205	$179

Earnings per share:
Basic - continuing operations	$0.77	$0.64
Basic - discontinued operations	—	(0.01)
Total basic earnings per share	$0.77	$0.63

Diluted - continuing operations	$0.77	$0.64
Diluted - discontinued operations	—	(0.01)
Total diluted earnings per share	$0.77	$0.63

Weighted average shares outstanding (000s):
Basic	265,778	283,292
Diluted	267,411	285,067

Ball Corporation

Condensed Financial Statements (First Quarter 2026)

Unaudited Condensed Consolidated Statements of Cash Flows

	Three Months Ended
	March 31,
($ in millions)	2026	2025

Cash Flows from Operating Activities:
Net earnings	$205	$179
Depreciation and amortization	159	150
Business consolidation and other activities	11	13
Deferred tax provision (benefit)	(1)	(29)
Gain on Aerospace disposal	—	2
Pension contributions	(7)	(7)
Other, net	7	(86)
Changes in working capital components, net of acquisitions and dispositions	(1,151)	(887)
Cash provided by (used in) operating activities	(777)	(665)
Cash Flows from Investing Activities:
Capital expenditures	(161)	(81)
Business acquisitions, net of cash acquired	(75)	(159)
Business dispositions, net of cash sold	—	1
Derivative settlements	(18)	12
Other, net	(52)	20
Cash provided by (used in) investing activities	(306)	(207)
Cash Flows from Financing Activities:
Changes in borrowings, net	650	1,007
Acquisitions of treasury stock	(1)	(555)
Dividends	(54)	(57)
Other, net	10	1
Cash provided by (used in) financing activities	605	396
Effect of currency exchange rate changes on cash, cash equivalents and restricted cash	6	12
Change in cash, cash equivalents and restricted cash	(472)	(464)
Cash, cash equivalents and restricted cash - beginning of period	1,221	931
Cash, cash equivalents and restricted cash - end of period	$749	$467

Ball Corporation

Condensed Financial Statements (First Quarter 2026)

Unaudited Condensed Consolidated Balance Sheets

	March 31,
($ in millions)	2026	2025

Assets
Current assets
Cash and cash equivalents	$730	$449
Receivables, net	2,904	2,637
Inventories, net	2,223	1,642
Other current assets	345	212
Current assets held for sale	17	100
Total current assets	6,219	5,040
Property, plant and equipment, net	6,796	6,377
Goodwill	4,410	4,241
Intangible assets, net	947	1,062
Other assets	1,398	1,319

Total assets	$19,770	$18,039

Liabilities and Equity
Current liabilities
Short-term debt and current portion of long-term debt	$786	$583
Payables and other accrued liabilities	4,773	4,240
Current liabilities held for sale	—	22
Total current liabilities	5,559	4,845
Long-term debt	7,021	6,134
Other long-term liabilities	1,571	1,491
Equity	5,619	5,569

Total liabilities and equity	$19,770	$18,039

Ball Corporation

Notes to the Condensed Financial Statements (First Quarter 2026)

1. U.S. GAAP Measures

Business Segment Information

Ball’s operations are organized and reviewed by management along its product lines and geographical areas and presented in the three reportable segments outlined below. During the first quarter of 2026, the company implemented changes to its segment reporting structure to align with segment leadership and how the business is managed by the chief operating decision maker (CODM). As a result, the company’s plants in the beverage packaging, other non-reportable segment are now included in the beverage packaging, EMEA segment. In addition, the company made changes to its measure of profitability, comparable operating earnings, which better aligns to how the CODM assesses segment performance and resource allocation. See section 2. Non-U.S. GAAP Measures for further details. The company’s segment results and disclosures for the three months ended March 31, 2025, have been retrospectively recast to conform to current year presentation.

Beverage packaging, North and Central America: Consists of operations in the U.S., Canada and Mexico that manufacture and sell aluminum beverage containers throughout those countries.

Beverage packaging, Europe, Middle East and Africa (EMEA): Consists of operations in numerous countries throughout Europe, as well as Egypt, Turkey, India and Myanmar, that manufacture and sell aluminum beverage containers throughout those countries.

Beverage packaging, South America: Consists of operations in Brazil, Argentina, Paraguay and Chile that manufacture and sell aluminum beverage containers throughout most of South America.

Other consists of a non-reportable operating segment that manufactures and sells extruded aluminum aerosol containers and recloseable aluminum bottles across multiple consumer categories as well as aluminum slugs (personal & home care or PHC) throughout North America, South America and Europe; undistributed corporate expenses; and intercompany eliminations and other business activities.

In January 2026, the company acquired an 80 percent capital share of Benepack’s European beverage can manufacturing business from ORG Technology Co. Ltd. (ORG). ORG will retain a 20 percent ownership interest in the business. The business includes two manufacturing facilities, one in Belgium and one in Hungary, and is included in Ball’s beverage packaging, EMEA, segment. The investment further optimizes the company’s European manufacturing network as the facilities are well positioned to serve the growing demand of customers for sustainable packaging in the region.

On August 27, 2025, the company sold 41 percent of its 51 percent ownership interest in Ball United Arab Can Manufacturing Company, which resulted in Ball deconsolidating the business and retaining a 10 percent ownership interest. The financial results of the Saudi Arabian business, which were a part of the beverage packaging, other, non-reportable operating segment, are now presented in beverage packaging, EMEA in the tables below through the date of the transaction.

On March 21, 2025, Ball and Ayna.AI LLC (Ayna) executed a Unit Purchase Agreement to form a strategic partnership in which Ball owns a 49 percent interest, which resulted in Ball deconsolidating the aluminum cups business. The financial results of the business are presented in Other in the table below through the date of the transaction.

The company also has investments in operations in Guatemala, Panama, the U.S., Vietnam and Saudi Arabia that are accounted for under the equity method of accounting and, accordingly, those results are not included in segment sales or comparable operating earnings.

Ball Corporation

Notes to the Condensed Financial Statements (First Quarter 2026)

	Three Months Ended
	March 31,
($ in millions)	2026	2025

Net sales
Beverage packaging, North and Central America	$1,776	$1,463
Beverage packaging, EMEA	1,111	958
Beverage packaging, South America	585	544
Reportable segment sales	3,472	2,965
Other	131	132
Net sales	$3,603	$3,097

Comparable segment operating earnings
Beverage packaging, North and Central America	$205	$200
Beverage packaging, EMEA	134	111
Beverage packaging, South America	67	67
Reportable segment comparable operating earnings	406	378
Other (a)	(19)	(26)
Comparable operating earnings	$387	$352

Reconciling items, net (b)	$(129)	$(123)

Earnings before taxes	$258	$229

(a)	Includes undistributed corporate expenses, net, of $38 million and $43 million for the three months ended March 31, 2026 and 2025, respectively.
(b)	For further details regarding reconciling items refer to the summary of reconciling items table at the end of section 2. Non-U.S. GAAP Measures.

2. Non-U.S. GAAP Measures

Non-U.S. GAAP Measures – Non-U.S. GAAP measures should not be considered in isolation. They should not be considered superior to, or a substitute for, financial measures calculated in accordance with U.S. GAAP and may not be comparable to similarly titled measures of other companies. Presentations of earnings and cash flows presented in accordance with U.S. GAAP are available in the company's earnings releases and quarterly and annual regulatory filings. Information reconciling forward-looking U.S. GAAP measures to non-U.S. GAAP measures is not available without unreasonable effort due to the high variability, complexity and low visibility with respect to certain special items, including restructuring charges, business consolidation and other activities, gains and losses related to acquisition and divestiture of businesses, the ultimate outcome of certain legal or tax proceedings and other non-comparable items. These items are uncertain, depend on various factors and could be material to our results computed in accordance with U.S. GAAP.

During the first quarter of 2026, the company amended its definitions of Comparable Operating Earnings and Comparable Earnings Before Interest, Taxes, Depreciation and Amortization. Comparable Operating Earnings now excludes interest income, total amortization expense, factoring fee expense, foreign exchange gain (loss), stock-based compensation expense, unrealized gain (loss) from equity-linked notes and other items included in the reconciling table below. The company also amended its definition of Comparable Net Earnings to now exclude total amortization expense. The prior year amounts associated with these definitions have been recast to conform with the current year’s definition and presentation.

Comparable Earnings Before Interest, Taxes, Depreciation and Amortization (Comparable EBITDA) - Comparable EBITDA is Comparable Operating Earnings before depreciation and amortization.

Comparable Operating Earnings - Comparable Operating Earnings is earnings before, business consolidation, factoring fee expense, foreign exchange gain (loss), intangible amortization, interest expense, interest income, stock-based compensation, taxes, unrealized gain (loss) on equity-linked notes and other items.

Comparable Net Earnings - Comparable Net Earnings is net earnings attributable to Ball Corporation before business consolidation, amortization and other non-comparable items after tax.

Comparable Diluted Earnings Per Share - Comparable Diluted Earnings Per Share is Comparable Net Earnings divided by diluted

Ball Corporation

Notes to the Condensed Financial Statements (First Quarter 2026)

weighted average shares outstanding.

Net Debt - Net Debt is total debt less cash and cash equivalents, which are derived directly from the company’s financial statements.

Free Cash Flow - Free Cash Flow is typically derived directly from the company's cash flow statements and is defined as cash flows from operating activities less capital expenditures; and, it may be adjusted for additional items that affect comparability between periods. Free Cash Flow is not a defined term under U.S. GAAP, and it should not be inferred that the entire free cash flow amount is available for discretionary expenditures.

Adjusted Free Cash Flow - Adjusted Free Cash Flow is defined as Free Cash Flow adjusted for payments made for income tax liabilities related to the Aerospace disposition and other material dispositions. Adjusted Free Cash Flow is not a defined term under U.S. GAAP, and it should not be inferred that the entire Adjusted Free Cash Flow amount is available for discretionary expenditures.

We use Comparable EBITDA, Comparable Operating Earnings, Comparable Net Earnings and Comparable Diluted Earnings Per Share internally to evaluate the company's operating performance. Ball management uses Interest Coverage (Comparable EBITDA to interest expense) and Leverage (Net Debt to Comparable EBITDA) as metrics to monitor the credit quality of Ball Corporation. Management internally uses free cash flow measures to: (1) evaluate the company's liquidity, (2) evaluate strategic investments, (3) plan stock buyback and dividend levels and (4) evaluate the company's ability to incur and service debt. Note that when non-U.S. GAAP measures exclude amortization of intangibles, the measures include the revenue of the acquired entities and all other expenses unless otherwise stated and the acquired assets contribute to revenue generation.

Please see the company’s website for further details of the company’s non-U.S. GAAP financial measures, including prior year quarterly and annual amounts that have been recast to conform with current definitions above, at www.ball.com/investors under the “Financial Results” tab.

A summary of the effects of non-comparable items on after tax earnings is as follows:

	Three Months Ended
	March 31,
($ in millions, except per share amounts)	2026	2025

Net earnings attributable to Ball Corporation	$205	$179
Business consolidation and other activities (1)	11	13
Intangible amortization	37	36
Unrealized (gain) loss on equity-linked notes (2)	14	—
Non-comparable tax items	(16)	(11)
(Gain) loss on Aerospace disposal	—	2
Comparable Net Earnings	$251	$219
Comparable Diluted Earnings Per Share	$0.94	$0.77

(1)	The charges for the three months ended March 31, 2026, were primarily composed of costs for previously announced facility closures.

The charges for the three months ended March 31, 2025, were primarily composed of the loss related to the aluminum cups business transaction and costs for previously announced facility closures. These charges were partially offset by income from the receipt of insurance proceeds for replacement costs related to the 2023 fire at the company’s Verona, Virginia extruded aluminum slug manufacturing facility.

(2)	As of March 31, 2026, Ball holds $87 million of investments that are linked to the common stock of ORG Technology Co. Ltd. (ORG). Unrealized gains and losses resulting from changes in fair value of the investment are removed from Comparable Net Earnings to provide a clearer view of Ball’s ongoing operations.

Ball Corporation

Notes to the Condensed Financial Statements (First Quarter 2026)

A summary of the effects of reconciling items on earnings before taxes is as follows:

	Three Months Ended
	March 31,
($ in millions)	2026	2025

Net earnings attributable to Ball Corporation	$205	$179
Discontinued operations, net of tax	—	2
Earnings from continuing operations	205	181
Equity in results of affiliates, net of tax	(9)	(5)
Tax provision (benefit)	62	53
Earnings before taxes	258	229
Reconciling items, net (a)	129	123
Comparable Operating Earnings	$387	$352

(a)	For further details regarding reconciling items refer to the summary of reconciling items table at end this section.

A summary of Comparable EBITDA, Net Debt, Interest Coverage and Leverage is as follows:

	Twelve	Less: Three	Add: Three
	Months Ended	Months Ended	Months Ended	Year Ended
	December 31,	March 31,	March 31,	March 31,
($ in millions, except ratios)	2025	2025	2026	2026

Net earnings attributable to Ball Corporation	$912	$179	$205	$938
Net earnings attributable to noncontrolling interests, net of tax	3	—	—	3
Discontinued operations, net of tax	—	2	—	(2)
Earnings from continuing operations	915	181	205	939
Equity in results of affiliates, net of tax	(27)	(5)	(9)	(31)
Tax provision (benefit)	240	53	62	249
Earnings before taxes	1,128	229	258	1,157
Reconciling items, net (a)	443	123	129	449
Comparable Operating Earnings	1,571	352	387	1,606
Depreciation and amortization	622	150	159	631
Intangible amortization	(149)	(36)	(37)	(150)
Comparable EBITDA	$2,044	$466	$509	$2,087

Interest expense	$(314)	$(70)	$(78)	$(322)

Total debt at period end				$7,807
Cash and cash equivalents				(730)
Net Debt				$7,077

Interest Coverage (Comparable EBITDA/Interest Expense)				6.48	x
Leverage (Net Debt/Comparable EBITDA)				3.39	x

(a)	For further details regarding reconciling items refer to the summary of reconciling items table at end this section.

Ball Corporation

Notes to the Condensed Financial Statements (First Quarter 2026)

A summary of reconciling items for the tables referenced above is as follows:

	Twelve	Less: Three	Add: Three
	Months Ended	Months Ended	Months Ended	Year Ended
	December 31,	March 31,	March 31,	March 31,
($ in millions)	2025	2025	2026	2026

Business consolidation and other activities	(41)	13	11	(43)
Debt refinancing and other costs	19	—	—	19
Factoring fee expense	38	10	10	38
FX (gain) loss	(31)	(7)	(19)	(43)
Intangible amortization	149	36	37	150
Interest expense	314	70	78	322
Interest income	(30)	(7)	(10)	(33)
Stock-based compensation expense	26	8	6	24
Unrealized (gain) loss on equity-linked notes	(1)	—	14	13
Other, net	—	—	2	2
Reconciling items, net	443	123	129	449

A summary of free cash flow and adjusted free cash flow is as follows:

Three Months Ended
March 31,
($ in millions)	2026

Total cash provided by (used in) operating activities	$(777)
Less: Capital expenditures	(161)
Free Cash Flow	(938)
Add: Cash taxes paid for Aerospace disposition	(104)
Adjusted Free Cash Flow	$(1,042)

Ball Corporation

Notes to the Condensed Financial Statements (First Quarter 2026)

3. Non-U.S. GAAP Measures Recast for 2025 Full Year Results (unaudited)

Business Segment Information:

	First	Second	Third	Fourth	Full
	Quarter	Quarter	Quarter	Quarter	Year
($ in millions, except ratios)	2025	2025	2025	2025	2025

Net sales
Beverage packaging, North and Central America	$1,463	$1,613	$1,638	$1,572	$6,286
Beverage packaging, EMEA	958	1,123	1,125	1,026	4,232
Beverage packaging, South America	544	477	508	633	2,162
Reportable segment sales	2,965	3,213	3,271	3,231	12,680
Other	132	125	108	116	481
Net sales	$3,097	$3,338	$3,379	$3,347	$13,161

Comparable segment operating earnings
Beverage packaging, North and Central America	$200	$212	$215	$165	$792
Beverage packaging, EMEA	111	152	164	137	564
Beverage packaging, South America	67	50	77	121	315
Reportable segment comparable operating earnings	378	414	456	423	1,671
Other (a)	(26)	(12)	(16)	(46)	(100)
Comparable operating earnings	$352	$402	$440	$377	$1,571

Reconciling items, net (a)	$(123)	$(134)	$(49)	$(137)	$(443)

Earnings before taxes	$229	$268	$391	$240	$1,128

(a)	For further details regarding reconciling items refer to the summary of reconciling items table at end this section.

A summary of the effects of non-comparable items on after tax earnings is as follows:

	First	Second	Third	Fourth	Full
	Quarter	Quarter	Quarter	Quarter	Year
($ in millions, except per share amounts)	2025	2025	2025	2025	2025

Net earnings attributable to Ball Corporation	$179	$212	$321	$200	$912
Business consolidation and other activities	13	12	(78)	12	(41)
Intangible amortization	36	38	37	38	149
Unrealized (gain) loss on equity-linked notes	—	—	3	(4)	(1)
Debt refinancing and other costs	—	—	—	19	19
Non-comparable tax items	(11)	(12)	(4)	(19)	(46)
(Gain) loss on Aerospace disposal	2	1	1	(1)	3
Comparable Net Earnings	$219	$251	$280	$245	$995
Comparable Diluted Earnings Per Share	$0.77	$0.90	$1.03	$0.91	$3.61

Ball Corporation

Notes to the Condensed Financial Statements (First Quarter 2026)

A summary of the effects of reconciling items on earnings before taxes is as follows:

	First	Second	Third	Fourth	Full
	Quarter	Quarter	Quarter	Quarter	Year
($ in millions)	2025	2025	2025	2025	2025

Net earnings attributable to Ball Corporation	$179	$212	$321	$200	$912
Net earnings attributable to noncontrolling interests, net of tax	—	3	—	—	3
Discontinued operations, net of tax	2	—	1	(3)	—
Earnings from continuing operations	181	215	322	197	915
Equity in results of affiliates, net of tax	(5)	(8)	(7)	(7)	(27)
Tax provision (benefit)	53	61	76	50	240
Earnings before taxes	229	268	391	240	1,128
Reconciling items, net (a)	123	134	49	137	443
Comparable Operating Earnings	$352	$402	$440	$377	$1,571

(a)	For further details regarding reconciling items refer to the summary of reconciling items table at end this section.

Ball Corporation

Notes to the Condensed Financial Statements (First Quarter 2026)

A summary of Comparable EBITDA, Net Debt, Interest Coverage and Leverage is as follows:

	Year Ended
	December 31,
($ in millions, except ratios)	2025

Net earnings attributable to Ball Corporation	$912
Net earnings attributable to noncontrolling interests, net of tax	3
Earnings from continuing operations	915
Equity in results of affiliates, net of tax	(27)
Tax provision (benefit)	240
Earnings before taxes	1,128
Reconciling items, net (a)	443
Comparable Operating Earnings	1,571
Depreciation and amortization	622
Intangible amortization	(149)
Comparable EBITDA	$2,044

Interest expense	$(314)

Total debt at period end	$7,012
Cash and cash equivalents	(1,212)
Net Debt	$5,800

Interest Coverage (Comparable EBITDA/Interest Expense)	6.51	x
Leverage (Net Debt/Comparable EBITDA)	2.83	x

(a)	For further details regarding reconciling items refer to the summary of reconciling items table at end this section.

A summary of reconciling items for the tables referenced above is as follows:

	First	Second	Third	Fourth	Full
	Quarter	Quarter	Quarter	Quarter	Year
($ in millions)	2025	2025	2025	2025	2025

Business consolidation and other activities	13	12	(78)	12	(41)
Debt refinancing and other costs	—	—	—	19	19
Factoring fee expense	10	9	9	10	38
FX (gain) loss	(7)	(6)	(9)	(9)	(31)
Intangible amortization	36	38	37	38	149
Interest expense	70	81	85	78	314
Interest income	(7)	(5)	(8)	(10)	(30)
Stock-based compensation expense	8	10	5	3	26
Unrealized (gain) loss on equity-linked notes	—	—	3	(4)	(1)
Other, net	—	(5)	5	—	—
Reconciling items, net	$123	$134	$49	$137	$443